UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 29, 2012 (June 28, 2012)

Date of Report (Date of earliest event reported)

COST PLUS, INC.

(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation)	0-14970 (Commission File Number)	94-1067973 (I.R.S. Employer Identification No.)

200 4th Street, Oakland, California (Address of Principal Executive Offices)	94607 (Zip Code)

(510) 893-7300

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 8, 2012, Cost Plus, Inc., a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bed Bath & Beyond Inc., a New York corporation (“Parent”), and Blue Coral Acquisition Corp., a California corporation and direct wholly owned subsidiary of Parent (“Merger Sub”).

In accordance with the Merger Agreement, Merger Sub commenced a tender offer on May 25, 2012 for all outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a price of $22.00 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 25, 2012, and in the related Letter of Transmittal (which, together with all amendments and supplements thereto, collectively constitute the “Offer”).  On June 29, 2012, Parent announced the completion of the Offer.

The Offer expired at 5:00 p.m., New York City time, on June 28, 2012 (the “Expiration Time”).  According to Computershare Inc., the depositary for the Offer, 20,824,689 Shares were validly tendered and not validly withdrawn as of the Expiration Time (including approximately 1,942,077 Shares subject to guaranteed delivery procedures), representing approximately 92% of the outstanding Shares.  Merger Sub has accepted for payment all Shares that were validly tendered and not withdrawn, and payment will be made promptly, in accordance with the terms of the Offer.

Following the issuance of shares to Merger Sub described in Item 3.02 below, Merger Sub was merged with and into the Company (the “Merger”) on June 29, 2012 in accordance with the “short-form” merger provisions available under California law, which allow the completion of the Merger without a vote or meeting of shareholders of the Company.  In connection with the Merger, each issued and outstanding Share (other than Shares held by the Company as treasury stock, Shares held by Parent, and Shares for which dissenters’ rights are properly demanded and perfected in accordance with California law) was converted into the right to receive the Offer Price, without interest and subject to any required withholding taxes.  At the effective time of the Merger (the “Effective Time”), the Company became a direct wholly owned subsidiary of Parent.

As a result of the Offer and the Merger, the Company no longer fulfills the numerical listing requirements of The NASDAQ Stock Market LLC (“NASDAQ”).  Accordingly, on June 29, 2012, the Company notified NASDAQ of its intent to remove the Shares from listing on NASDAQ and requested that NASDAQ file a delisting application with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Shares.  On June 29, 2012, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. The Company will file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 10, 2012, and incorporated herein by reference.

Item 3.02                                             Unregistered Sale of Equity Securities.

On June 29, 2012, pursuant to Section 1.03 of the Merger Agreement, Merger Sub was deemed to have exercised its top-up option (the “Top-Up”) to purchase Shares, and the Company issued 14,574,270 Shares (the “Top-Up Shares”) to Merger Sub, at a price per Share equal to the Offer Price, pursuant to the Top-Up. Merger Sub paid for the Top-Up Shares by delivery of cash and a promissory note. The Top-Up

Shares, when added to the number of Shares directly or indirectly owned by Parent and Merger Sub at the time of exercise of the Top-Up, represented at least one Share more than the Short-Form Threshold (as defined in the Merger Agreement).  The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03               Material Modification to Rights of Security Holders.

At the Effective Time, each remaining issued and outstanding Share not tendered in the Offer (other than Shares held by the Company as treasury stock, Shares held by Parent, and Shares for which dissenters’ rights are properly demanded and perfected in accordance with California law) was, by virtue of the Merger and without any action on the part of the holders thereof, converted into the right to receive the Offer Price in cash, without interest and subject to any required withholding taxes.

Item 5.01               Changes in Control of Registrant.

As a result of the acceptance of Shares in the Offer on June 28, 2012, a change of control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent. The disclosure under Item 3.01 is incorporated herein by reference.

The total amount of the consideration payable in connection with the Offer and the Merger was approximately $495 million.  The funds used to consummate the Offer and the Merger are from Parent’s available cash.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, all members of the board of directors of the Company prior to the Merger, except for Barry J. Feld, voluntarily resigned from the Company’s board of directors effective as of the Effective Time. Pursuant to the terms of the Merger Agreement, on June 29, 2012, the directors of Merger Sub immediately prior to the Effective Time, which consisted of Steven H. Temares, Eugene Castagna, Allan Rauch, and Barry J. Feld, became the directors of the Company following the Merger.

Item 5.03               Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s amended and restated articles of incorporation, as amended, was amended and restated in its entirety to be identical to the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein is Cost Plus, Inc. (the “Amended and Restated Articles”).  A copy of the Amended and Restated Articles of the Company is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s bylaws were amended and restated in their entirety to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein is Cost Plus, Inc. (the “Amended and Restated By-Laws”).  A copy of the Amended and Restated By-Laws of the Company is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

The foregoing descriptions of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit
3.1	Amended and Restated Articles of Incorporation of Cost Plus, Inc.
3.2	Amended and Restated Bylaws of Cost Plus, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COST PLUS, INC.

Dated: June 29, 2012	By:	/s/ Barry J. Feld
		Name:	Barry J. Feld
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit
3.1	Amended and Restated Articles of Incorporation of Cost Plus, Inc.
3.2	Amended and Restated Bylaws of Cost Plus, Inc.